Exhibit 16.1




March 30, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We have read the statements made by GSE Systems, Inc., which we understand will be filed with the Commission, pursuant to Item
 9 of Form 10-K, as part of the Company's Annual Report on Form 10-K to be filed on March 30, 2000. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,


PricewaterhouseCoopers LLP
McLean, Virginia













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